Exhibit 99.1
NV5 ANNOUNCES RECORD FIRST QUARTER RESULTS; EXCEEDS ANALYST CONSENSUS AND INCREASES FULL-YEAR GUIDANCE
 Hollywood, FL – May 5, 2022 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, and consulting solutions, today reported financial results for the first quarter ended April 2, 2022.

"NV5 delivered a record first quarter, generating double-digit growth in gross revenues, net income, Adjusted EBITDA, and earnings per share as a result of NV5’s strategy and business model. Growth in the quarter was led by strong performances in the utility services, testing and inspection, environmental, and energy efficiency businesses. We enter the second quarter with a strong backlog and pipeline to build upon our growth in 2022 and are increasing our full-year guidance," said Dickerson Wright, PE, Chairman and CEO of NV5.

First Quarter 2022 Results
•Gross revenues in the first quarter of 2022 were $190.2 million compared to $153.1 million in the first quarter of 2021, a 24% increase.
•Net income in the first quarter of 2022 was $8.6 million compared to $5.5 million in the first quarter of 2021, a 58% increase.
•Adjusted EBITDA in the first quarter of 2022 was $28.9 million compared to $24.2 million in the first quarter of 2021, a 19% increase.
•GAAP EPS in the first quarter of 2022 was $0.57 per share compared to $0.41 per share in the first quarter of 2021, a 39% increase.
•Adjusted EPS in the first quarter of 2022 was $0.99 per share compared to $0.88 per share in the first quarter of 2021, a 13% increase. Diluted weighted average shares were 15,216,105 in the first quarter of 2022 compared to 13,429,102 in the first quarter of 2021.
•Cash flows provided by operations were $46.5 million in the first quarter of 2022.
Increased Full-Year 2022 Guidance
•Increased gross revenues to a range of $785 million to $810 million (previously $773 million to $802 million).
•Increased GAAP EPS to a range of $3.57 per share to $3.92 per share (previously $3.34 per share to $3.65 per share).
•Increased Adjusted EPS to a range of $5.39 per share to $5.80 per share (previously $5.39 per share to $5.70 per share).

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its first quarter 2022 financial results at 4:30 p.m. (Eastern Time) on May 5, 2022. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, May 5, 2022
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility services, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	April 2, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$81,948	$47,980
Billed receivables, net	129,990	153,814
Unbilled receivables, net	87,627	89,734
Prepaid expenses and other current assets	8,758	12,442
Total current assets	308,323	303,970
Property and equipment, net	36,297	32,729
Right-of-use lease assets, net	41,899	44,260
Intangible assets, net	180,081	188,224
Goodwill	389,954	389,916
Other assets	3,299	2,844
Total Assets	$959,853	$961,943

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$48,126	$55,954
Accrued liabilities	58,043	50,461
Billings in excess of costs and estimated earnings on uncompleted contracts	24,345	29,444
Other current liabilities	1,266	1,551
Current portion of contingent consideration	2,747	5,807
Current portion of notes payable and other obligations	18,335	20,734
Total current liabilities	152,862	163,951
Contingent consideration, less current portion	3,984	2,521
Other long-term liabilities	32,097	34,304
Notes payable and other obligations, less current portion	107,931	111,062
Deferred income tax liabilities, net	23,476	25,385
Total liabilities	320,350	337,223

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,495,451 and 15,414,005 shares issued and outstanding as of April 2, 2022 and January 1, 2022, respectively	155	154
Additional paid-in capital	457,894	451,754
Retained earnings	181,454	172,812
Total stockholders’ equity	639,503	624,720
Total liabilities and stockholders’ equity	$959,853	$961,943

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended
	April 2, 2022	April 3, 2021
Gross revenues	$190,154	$153,095

Direct costs:
Salaries and wages	45,977	41,459
Sub-consultant services	34,825	23,246
Other direct costs	15,525	9,798
Total direct costs	96,327	74,503

Gross profit	93,827	78,592

Operating expenses:
Salaries and wages, payroll taxes and benefits	49,767	42,951
General and administrative	16,387	11,549
Facilities and facilities related	5,185	5,097
Depreciation and amortization	9,934	9,440
Total operating expenses	81,273	69,037

Income from operations	12,554	9,555

Interest expense	(914)	(2,318)

Income before income tax expense	11,640	7,237
Income tax expense	(2,998)	(1,757)
Net income and comprehensive income	$8,642	$5,480

Earnings per share:
Basic	$0.59	$0.43
Diluted	$0.57	$0.41

Weighted average common shares outstanding:
Basic	14,693,323	12,876,822
Diluted	15,216,105	13,429,102

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$8,642	$5,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,167	10,542
Non-cash lease expense	3,092	2,161
Provision for doubtful accounts	678	(536)
Stock-based compensation	4,789	3,696
Change in fair value of contingent consideration	—	209
Gain on disposals of property and equipment	(54)	(530)
Deferred income taxes	(1,903)	(2,282)
Amortization of debt issuance costs	185	227
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	23,211	36,037
Unbilled receivables	2,042	2,032
Prepaid expenses and other assets	3,230	(1,114)
Accounts payable	(7,854)	(6,332)
Accrued liabilities	4,684	2,629
Income taxes payable	—	3,085
Billings in excess of costs and estimated earnings on uncompleted contracts	(5,104)	(7,241)
Other current liabilities	(289)	92
Net cash provided by operating activities	46,516	48,155

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(326)	(15,007)
Proceeds from sale of assets	—	460
Purchase of property and equipment	(6,044)	(1,470)
Net cash used in investing activities	(6,370)	(16,017)

Cash flows from financing activities:
Proceeds from common stock offering	—	150,000
Payments on notes payable	(4,581)	(1,669)
Payments of contingent consideration	(1,597)	(150)
Payments of borrowings from Senior Credit Facility	—	(143,207)
Payments of common stock offering costs	—	(9,044)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	—	(52)
Net cash used in financing activities	(6,178)	(4,122)

Net increase in cash and cash equivalents	33,968	28,016
Cash and cash equivalents – beginning of period	47,980	64,909
Cash and cash equivalents – end of period	$81,948	$92,925

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended
		April 2, 2022	April 3, 2021
Net Income		$8,642	$5,480
Add:	Interest expense	914	2,318
	Income tax expense	2,998	1,757
	Depreciation and amortization	11,167	10,542
	Stock-based compensation	4,789	3,696
	Acquisition-related costs	355	449
Adjusted EBITDA		$28,865	$24,242

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended
		April 2, 2022	April 3, 2021
Net Income - per diluted share		$0.57	$0.41
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.57	0.63
	Income tax expense	(0.15)	(0.16)
Adjusted EPS		$0.99	$0.88